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                                                                EXHIBIT 99(L)(2)
                                                                ----------------

                            [LETTERHEAD OF VENABLE]

                              September 18, 1995

Seward & Kissel
One Battery Park Plaza
New York, New York 10004


        Re: The Korean Investment Fund, Inc.
            --------------------------------

Ladies and Gentlemen:

        We have acted as special Maryland counsel to The Korean Investment Fund, Inc., a Maryland corporation (the "Company"), in connection with the issuance of up to 2,484,546 shares, consisting of 1,987,637 Primary Subscription Shares and 496,909 Additional Over-Subscription Shares, of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the exercise of rights (the "Rights") to purchase Common Stock to be distributed to the Fund's shareholders in accordance with the Fund's Registration Statement on Form N-2 (File No. 33-61849) (the "Registration Statement").

        We have examined the Company's prospectus included in the Registration Statement substantially in the form in which it is to become effective (the "Prospectus"), the form of subscription certificate for exercise of the Rights, the Company's Charter and Bylaws, and resolutions adopted by the Board of Directors of the Company and its Pricing Committee, and have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in The State of Maryland. We have assumed that the Company has no "Principal Shareholder" as defined in Article Seventh of the Charter and have relied upon the Certificate of the Secretary of the Company to the effect that the Company has no knowledge of any such Principal Shareholder. We have also assumed that if the initial Expiration Date of the offering is extended as described in the Registration Statement, such action will have been duly authorized by the Pricing Committee of the Board of Directors pursuant to the authority that has heretofore been delegated to the Pricing Committee by the Board of Directors.
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VENABLE
ATTORNEYS AT LAW

Seward & Kissel
September 18, 1995
Page 2

        We have also examined and relied upon such other corporate records of the Company and documents and certificates with respect to factual matters as we have deemed necessary for purposes of this opinion. With respect to the documents we have received, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

        Based on the foregoing, we are of the opinion that:

        1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

        2. The Primary Subscription Shares of Common Stock to be issued upon exercise of the Rights have been duly authorized, and, upon such exercise, when the Primary Subscription Shares have been issued and paid for as contemplated by the Registration Statement, the Primary Subscription Shares will have been validly and legally authorized and issued and will be fully paid and nonassessable. When the Pricing Committee of the Board of Directors has authorized the issuance of the Additional Over-Subscription Shares pursuant to the authority delegated to it by the Board of Directors, the Additional Over-Subscription of Common Stock to be issued upon exercise of the Rights will have been duly authorized and, upon such exercise, when the Additional Over-Subscription Shares have been issued and paid for as contemplated by the Registration Statement, the Additional Over-Subscription Shares will have been validly and legally authorized and issued and will be fully paid and nonassessable.

        This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.

        You may rely on this opinion in rendering your opinion to the Company that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters." We do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933 and the regulations thereunder.
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VENABLE
ATTORNEYS AT LAW


Seward & Kissel
September 18, 1995
Page 3

This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

                                                Very truly yours,

                                      /s/ Venable, Baetjer and Howard, LLP